Exhibit 99.1

Contact:	Media	Investors
	Stephen Cohen	Joyce Arpin
	(347) 489-6602	(702) 880-4707
Caesars Entertainment Reports Fourth Quarter and Full Year 2017 Results
Successfully Completes Transformational Year with Emergence of CEOC, Strong Financial Position, and Pending Acquisition of Centaur Gaming
LAS VEGAS, March 7, 2018 - Caesars Entertainment Corporation (NASDAQ: CZR) today reported fourth quarter and full-year 2017 results as summarized in the discussion below, which highlights certain GAAP and non-GAAP financial measures on a consolidated basis. As of October 6, 2017, Caesars Entertainment Operating Company, Inc. (now known as CEOC, LLC “CEOC”) emerged from Bankruptcy and Caesars completed the merger with Caesars Acquisition Company (“CAC”).
Fourth Quarter Highlights

•	Net revenues increased to $1.90 billion due to the inclusion of CEOC. Same-store revenues remained flat year-over-year at $1.96 billion.

•	Net income was $2.00 billion, driven by a tax benefit of $2.03 billion relating to U.S. tax reform and CEOC’s emergence from Bankruptcy.

•	Adjusted EBITDAR improved to $491 million and same-store adjusted EBITDAR of $505 million exceeded previously communicated expectations.

•	Our Las Vegas RevPAR was essentially flat year-over-year at $124, while Las Vegas Strip market RevPAR declined 3%.

•	Marketing expense was reduced by 4% year-over-year, resulting in a 52 basis-point improvement in marketing efficiency.
Full Year Highlights

•	Net revenues increased to $4.85 billion due to the inclusion of CEOC. Same-store net revenues remained flat at $8.12 billion.

•
Net loss was $375 million. A $2.00 billion tax benefit relating to U.S. tax reform and CEOC’s emergence from Bankruptcy was offset by $2.03 billion in restructuring expenses related to CEOC's emergence and a $232 million loss on debt extinguishment.

•	Adjusted EBITDAR improved to $1.4 billion and same-store adjusted EBITDAR of $2.20 billion exceeded previously communicated expectations.

•	Las Vegas RevPAR improved 3.9% to $132 driven by improved rates from additional renovated rooms and overall strength in hospitality management.
“Caesars Entertainment delivered another year of solid operating performance with revenue growth across all segments versus 2016, operating income margin expansion, and same-store EBITDAR margin up 59 basis points year-over-year to the highest level in more than a decade,” said Mark Frissora, President and CEO of Caesars Entertainment. “Same-store gaming revenues increased company-wide for the full year despite unfavorable hold of approximately $80 million. Non-gaming revenues and Las Vegas RevPAR increased for the full year, driven by room renovations and overall strength of our hospitality assets. In 2018, we will continue to invest in our core business while pursuing attractive growth opportunities, including our acquisition of Centaur Gaming.”

Note that certain additional non-GAAP financial measures have been added to highlight the results of the company including CEOC. Due to the timing of CEOC’s emergence, Caesars results do not include CEOC until October 6, 2017. “Same-Store” results above and below include CEOC as if its results were consolidated during all periods, but remove the now deconsolidated Horseshoe Baltimore and Ohio Managed properties from all periods presented. See the tables at the end of this press release for the reconciliation of non-GAAP to GAAP presentations. GAAP and Same-Store results include CAC for all periods presented because the merger was accounted for as a combination of companies under common control. For same-store result reconciliations by region, see the historical information supplement in the Investor Relations section of www.caesars.com.

Summary Financial Data

In accordance with U.S. GAAP, the results of CEOC and certain of its U.S. subsidiaries were not consolidated with CZR from January 15, 2015 until October 6, 2017. Additionally, CZR deconsolidated the results of its Horseshoe Baltimore property in the third quarter of 2017, and exited a management relationship with certain properties in Ohio ("the Ohio Properties") in 2016, accounting for many of the fluctuations in the tables below.

	Three Months Ended December 31,								CEC		Enterprise Wide Same-store
	2017				2016				Change
(Dollars in millions, except per share data)	CEC	CEOC	Less: Baltimore	Enterprise Wide Same-store	CEC	CEOC	Less: Baltimore	Enterprise Wide Same-store	$	%	$	%
Casino revenues	$1,248	$44	$—	$1,292	$544	$832	$74	$1,302	$704	129.4%	$(10)	(0.8)%
Net revenues	1,901	62	—	1,963	949	1,098	78	1,969	952	100.3%	(6)	(0.3)%
Income from operations (a)	153	10	—	163	95	135	5	225	58	61.1%	(62)	(27.6)%
Restructuring and support expenses	321	12,328	—	12,649	(425)	(47)	—	(472)	746	*	13,121	*
Other income	78	—	—	78	—	4	—	4	78	*	74	*
Income/(loss) from continuing operations, net of income taxes (a)	2,001	12,329	—	14,330	(495)	37	(2)	(456)	2,496	*	14,786	*
Discontinued operations, net of income taxes	—	17	—	17	29	(1)	—	28	(29)	(100.0)%	(11)	(39.3)%
Net income/(loss) (a)	2,001	12,346	—	14,347	(466)	36	(2)	(428)	2,467	*	14,775	*
Net income/(loss) attributable to Caesars (a)	2,001	12,346	—	14,347	(463)	34	—	(429)	2,464	*	14,776	*
Basic earnings/(loss) per share	3.01	18.56	—	21.57	(3.15)	0.23	—	(2.92)	6.16	*	24.49	*
Diluted earnings/(loss) per share	2.48	15.18	—	17.66	(3.15)	0.23	—	(2.92)	5.63	*	20.58	*
Property EBITDAR (1)	516	14	—	530	273	265	12	526	243	89.0%	4	0.8%
Adjusted EBITDAR (1)	491	14	—	505	250	269	14	505	241	96.4%	—	—%
Adjusted EBITDAR Margin (1)	25.8%	22.6%	—	25.7%	26.3%	24.5%	17.9%	25.6%

	Years Ended December 31,								CEC		Enterprise Wide Same-store
	2017				2016				Change
(Dollars in millions, except per share data)	CEC	CEOC	Less: Baltimore	Enterprise Wide Same-store	CEC	CEOC	Less: Baltimore	Enterprise Wide Same-store	$	%	$	%
Casino revenues	$2,865	$2,558	$178	$5,245	$2,177	$3,373	$309	$5,241	$688	31.6%	$4	0.1%
Net revenues	4,852	3,454	185	8,121	3,877	4,503	322	8,058	975	25.1%	63	0.8%
Income from operations (a)	532	594	17	1,109	227	718	36	909	305	134.4%	200	22.0%
Gain on deconsolidation of subsidiary	30	—	—	30	—	—	—	—	30	*	30	*
Restructuring and support expenses	(2,028)	12,246	—	10,218	(5,729)	(223)	—	(5,952)	3,701	64.6%	16,170	*
Other income/(loss)	95	18	—	113	(29)	47	—	18	124	*	95	*
Income/(loss) from continuing operations, net of income taxes (a)	(382)	12,660	(13)	12,291	(6,457)	301	6	(6,162)	6,075	94.1%	18,453	*
Discontinued operations, net of income taxes	—	17	—	17	3,380	—	—	3,380	(3,380)	(100.0)%	(3,363)	(99.5)%
Net income/(loss) (a)	(382)	12,677	(13)	12,308	(3,077)	301	6	(2,782)	2,695	87.6%	15,090	*
Net income/(loss) attributable to Caesars (a)	(375)	12,671	(6)	12,302	(3,048)	292	2	(2,758)	2,673	87.7%	15,060	*
Basic earnings/(loss) per share	(1.35)	45.46	(0.02)	44.14	(20.85)	2.00	0.01	(18.86)	19.50	93.5%	63.00	*
Diluted earnings/(loss) per share	(1.35)	45.46	(0.02)	44.14	(20.85)	2.00	0.01	(18.86)	19.50	93.5%	63.00	*
Property EBITDAR (1)	1,428	923	37	2,314	1,140	1,171	65	2,246	288	25.3%	68	3.0%
Adjusted EBITDAR (1)	1,357	885	39	2,203	1,070	1,137	69	2,138	287	26.8%	65	3.0%
Adjusted EBITDAR Margin (1)	28.0%	25.6%	21.1%	27.1%	27.6%	25.2%	21.4%	26.5%
____________________
See "Footnotes to Tables" following Balance Sheet and Other Items later in this release.
(a) Fourth quarter and full year 2017 figures include depreciation and interest expense related to leased assets under a failed sale-leaseback financing obligation and may not compare with prior year results. This obligation is related to the real estate assets that were transferred to VICI Properties and leased back to CEOC LLC pursuant to lease agreements in connection with CEOC's emergence from bankruptcy and in connection with the sale of the real estate assets of Harrah’s Las Vegas to VICI Properties in December 2017. Interest expense and depreciation associated with the failed sale-leaseback assets are correlated with the value assigned to the assets. When cash proceeds are exchanged, a failed sale-leaseback financing obligation is equal to the proceeds received for the assets that are sold and leased back. However, in the absence of cash proceeds, the value of the financing obligation recognized was determined to be the fair value of the leased real estate, which was estimated based on the future lease payments over 35 years using an imputed discount rate of 8.5%. The discount rate was determined based on the tax advantaged status and lower cost of capital associated with a REIT. Depreciation expense and interest expense relating to the leased assets was $120 million and $189 million for both the quarter and year ended December 31, 2017. For an illustration of the failed sale-leaseback impact on certain financial statement line items, see the supplemental tables in the appendix.

Financial Results
Post the emergence of CEOC on October 6, we reassessed our segment reporting, which was historically broken out by credit structure. We view each casino property as an operating segment and aggregate such casino properties into three regionally-focused reportable segments: (i) Las Vegas, (ii) Other U.S. and (iii) All Other, which is consistent with how we manage the business. These segments include the following properties:

Las Vegas	Other U.S.	All Other
Bally’s Las Vegas	Bally’s Atlantic City (2)	Management Companies	Other
Caesars Palace Las Vegas (2)	Caesars Atlantic City (2)	Caesars Cairo	Caesars Interactive Entertainment
The Cromwell	Harrah’s Atlantic City	Caesars Windsor
Flamingo Las Vegas	Harrah’s Council Bluffs (2)	Harrah’s Ak-Chin
Harrah’s Las Vegas (2)	Harrah’s Gulf Coast (2)	Harrah’s Cherokee
The LINQ Hotel & Casino	Harrah’s Joliet (2)	Harrah’s Cherokee Valley River
Paris Las Vegas	Harrah’s Lake Tahoe (2)	Harrah’s Resort Southern California
Planet Hollywood Resort & Casino	Harrah’s Laughlin	Horseshoe Baltimore (1)
Rio All-Suites Hotel & Casino	Harrah’s Louisiana Downs (2)	The London Clubs Cairo-Ramses
LINQ Promenade/High Roller	Harrah’s Metropolis (2)
	Harrah’s New Orleans	International
	Harrah’s North Kansas City (2)	Alea Glasgow
	Harrah’s Philadelphia	Alea Nottingham
	Harrah’s Reno (2)	The Casino at the Empire
	Harveys Lake Tahoe (2)	Emerald Safari
	Horseshoe Baltimore (until Q3) (1)	Manchester235
	Horseshoe Bossier City (2)	Playboy Club London
	Horseshoe Council Bluffs (2)	Rendezvous Brighton
	Horseshoe Hammond (2)	Rendezvous Southend-on-Sea
	Horseshoe Southern Indiana (2)	The Sportsman
Horseshoe Tunica (2)
Tunica Roadhouse (2)
___________________

(1)	Horseshoe Baltimore is 41% owned, and was deconsolidated and held as an equity-method investment effective August 31, 2017.

(2)	Land and buildings owned by VICI Properties, Inc.
The results of each reportable segment presented below are consistent with the way management assesses these results and allocates resources, which is a consolidated view that adjusts for the effect of certain transactions between reportable segments within Caesars, as described below. “All Other” includes managed, international and other properties as well as parent, consolidating, and other adjustments to reconcile to consolidated Caesars results. In the U.S. GAAP consolidation tables below, the inclusion of CEOC LLC's results is the primary driver of year-over-year fluctuation.
Net Revenues - U.S. GAAP Consolidation

	Three Months Ended December 31,		Percent Favorable/ (Unfavorable)	Years Ended December 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2017	2016		2017	2016
Las Vegas	$858	$645	33.0%	$2,897	$2,625	10.4%
Other U.S.	890	287	*	1,756	1,205	45.7%
All Other	153	17	*	199	47	*
Caesars	$1,901	$949	100.3%	$4,852	$3,877	25.1%

Income/(Loss) from Operations - U.S. GAAP Consolidation

	Three Months Ended December 31,		Percent Favorable/ (Unfavorable)	Years Ended December 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2017	2016		2017	2016
Las Vegas	$133	$126	5.6%	$546	$526	3.8%
Other U.S.	74	28	164.3%	198	163	21.5%
All Other	(54)	(59)	8.5%	(212)	(462)	54.1%
Caesars	$153	$95	61.1%	$532	$227	134.4%
Net Income/(Loss) - U.S. GAAP Consolidation

	Three Months Ended December 31,		Percent Favorable/ (Unfavorable)	Years Ended December 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2017	2016		2017	2016
Las Vegas	$78	$122	(36.1)%	$481	$506	(4.9)%
Other U.S.	(237)	21	*	(112)	133	*
All Other	2,160	(609)	*	(751)	(3,716)	79.8%
Caesars	$2,001	$(466)	*	$(382)	$(3,077)	87.6%
Property EBITDAR (1) - U.S. GAAP Consolidation

	Three Months Ended December 31,		Percent Favorable/ (Unfavorable)	Years Ended December 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2017	2016		2017	2016
Las Vegas	$283	$217	30.4%	$991	$878	12.9%
Other U.S.	194	52	*	386	253	52.6%
All Other	39	4	*	51	9	*
Caesars	$516	$273	89.0%	$1,428	$1,140	25.3%
Adjusted EBITDAR (1) - U.S. GAAP Consolidation

	Three Months Ended December 31,		Percent Favorable/ (Unfavorable)	Years Ended December 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2017	2016		2017	2016
Las Vegas	$288	$219	31.5%	$1,000	$881	13.5%
Other U.S.	200	53	*	394	259	52.1%
All Other	3	(22)	*	(37)	(70)	47.1%
Caesars	$491	$250	96.4%	$1,357	$1,070	26.8%

Cash and Available Revolver Capacity
Summary of Cash and Revolver Capacity

(In millions)	December 31, 2017
Cash and cash equivalents	$2,558
Revolver capacity	1,200
Revolver capacity drawn or committed to letters of credit	(50)
Total	$3,708

Footnotes to Tables

*	Not meaningful.

(1)	See the Reconciliation of Non-GAAP Financial Measures discussion later in this release for a reconciliation of Property EBITDAR and Adjusted EBITDAR.

Same-Store Results

In accordance with U.S. GAAP, the results of CEOC and certain of its U.S. subsidiaries were not consolidated with Caesars from January 15, 2015 until October 6, 2017. Additionally, Caesars deconsolidated the results of its Horseshoe Baltimore property in the third quarter of 2017, and exited a management relationship with certain properties in Ohio ("the Ohio Properties") in 2016, causing material fluctuations between year-over-year results. We have provided tables below that includes CEOC and certain of its U.S. subsidiaries in all periods, and excludes the results of the Horseshoe Baltimore property and the Ohio Properties in all periods. GAAP and Same-Store results include CAC for all periods presented because the merger was accounted for as a combination of companies under common control. The intent of this information is to illustrate certain comparable results in the current consolidation structure.
Same-Store Net Revenues

	Three Months Ended December 31,		Percent Favorable/ (Unfavorable)	Years Ended December 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2017	2016		2017	2016
Las Vegas	$873	$908	(3.9)%	$3,635	$3,617	0.5%
Other U.S.	930	905	2.8%	3,871	3,831	1.0%
All Other	160	156	2.6%	615	610	0.8%
Caesars Same-Store	$1,963	$1,969	(0.3)%	$8,121	$8,058	0.8%

Same-store net revenue declined $6 million, or 0.3%, to $1.96 billion in the fourth quarter, as Other U.S. regional revenue improvement of 2.8% was offset by approximately $29 million of unfavorable year-over-year hold primarily at Caesars Palace and a challenging environment in Las Vegas post October 1. Hold impact is an estimate, based on historical win percentages and may vary +/- $2.5 million. The impact of hold on revenue was unfavorable to our expectation by $10 million in Q4 2017.
Full year same-store net revenues improved $63 million, or 0.8% over 2016, driven by strong returns on investments in room renovations and other non-gaming initiatives in the Las Vegas region. Improved slot volumes drove an increase to overall net revenue in the Other U.S. region. The improvements were offset by $80 million of unfavorable hold versus the prior year. The impact of hold on revenue was unfavorable to our expectation by $37 million in 2017.
Same-Store Income/(Loss) from Operations

	Three Months Ended December 31,		Percent Favorable/ (Unfavorable)	Years Ended December 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2017	2016		2017	2016
Las Vegas	$138	$201	(31.3)%	$748	$785	(4.7)%
Other U.S.	80	128	(37.5)%	614	648	(5.2)%
All Other	(55)	(104)	47.1%	(253)	(524)	51.7%
Caesars Same-Store	$163	$225	(27.6)%	$1,109	$909	22.0%
Income from operations declined $62 million, or 27.6% in the fourth quarter versus the prior year. The decline was primarily due to the inclusion of $120 million of depreciation expense associated with the failed sale-leaseback accounting treatment of the assets leased from VICI. The failed sale-leaseback accounting results in us recording depreciation expense and interest expense associated with the finance obligation in excess of our rental payments. We explain this in more detail in our form 10-K. $45 million related to Caesars Palace, $74 million related to the Other U.S. Region, and $1 million related to the All Other Region.
Same-store income from operations was $1.1 billion for the full year 2017, an increase of $200 million over 2016. The improvements were primarily driven by the operational performance of the core business. Additionally, the $120 million of depreciation expense associated with the assets leased from VICI was offset by one-time share-based compensation relating to the sale of the CIE Social Mobile Games business in 2016.

Same-Store Adjusted EBITDAR

	Three Months Ended December 31,		Percent Favorable/ (Unfavorable)	Years Ended December 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2017	2016		2017	2016
Las Vegas	$294	$328	(10.4)%	$1,290	$1,258	2.5%
Other U.S.	207	195	6.2%	922	914	0.9%
All Other	4	(18)	*	(9)	(34)	73.5%
Caesars Same-Store	$505	$505	—%	$2,203	$2,138	3.0%
In the fourth quarter, same-store adjusted EBITDAR was flat. Strength in Other U.S. Regional gaming, improvement in our London business, and reductions in operating expenses were offset by $30 million of unfavorable year-over-year hold and softness due to the October 1 tragedy in Las Vegas. The impact of hold on adjusted EBITDAR was unfavorable to our expectation by $10 million in Q4 2017.
Full year same-store adjusted EBITDAR improved in all segments. While non-gaming operations and efficiencies contributed most meaningfully to Las Vegas, the improvement in Other U.S. Regional gaming volume in the second half of 2017 outperformed 2016. Adjusted EBITDAR was negatively impacted by $34 million of lower-than-expected hold in 2017, but $65 million on a year-over-year comparison. The hold volatility was isolated to baccarat play in Las Vegas and London. The impact of hold on EBITDAR was less than its impact on revenue due to reductions in related casino expenses, such as taxes and discounts.
Conference Call Information
Caesars Entertainment Corporation (NASDAQ: CZR) will host a conference call at 2:00 p.m. Pacific Time Wednesday, March 7, 2018, to discuss its fourth quarter results, certain forward-looking information and other matters related to Caesars Entertainment Corporation, including certain financial and other information. The press release, webcast, and presentation materials will be available on the Investor Relations section of www.caesars.com.
If you would like to ask questions and be an active participant in the call, you may dial 877-637-3723, or 832-412-1752 for international callers, and enter Conference ID 58413328 approximately 10 minutes before the call start time. A recording of the live call will be available on the Company’s website for 90 days after the event. Supplemental materials have been posted on the Caesars Entertainment Investor Relations website at http://investor.caesars.com/financials.cfm.
About Caesars

Caesars Entertainment is the world's most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. Caesars Entertainment is mainly comprised of two wholly owned operating subsidiaries: CEOC, LLC and Caesars Resort Collection, LLC. Since its beginning in Reno, Nevada, in 1937, Caesars Entertainment has grown through development of new resorts, expansions and acquisitions and its portfolio of subsidiaries now operate 47 casinos in 13 U.S. states and five countries. Caesars Entertainment's resorts operate primarily under the Caesars®, Harrah's® and Horseshoe® brand names. Caesars Entertainment's portfolio also includes the Caesars Entertainment UK family of casinos. Caesars Entertainment is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. Caesars Entertainment is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com .

Forward Looking Information
This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. Further, these statements contain words such as “may,” “would,” “estimate,” “continue,” “focus,” “will,” “expect,” “believe,” or “position”, or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies, such as legal proceedings, and future financial results of Caesars. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of Caesars Entertainment may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, and other factors described from time to time in Caesars Entertainment's reports filed with the Securities and Exchange Commission (including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein):

•	completion of the acquisition of Centaur described herein is subject to receipt of regulatory approvals and other customary closing conditions, which may not be satisfied;

•	we may not be able to realize the anticipated benefits of our proposed acquisition of Centaur;

•	development of the convention center is subject to risks associated with new construction projects, including those described below;

•	the impact of our new operating structure post-emergence;

•	the effects of local and national economic, credit, and capital market conditions on the economy, in general, and on the gaming industry, in particular;

•
the ability to realize improvements in our business and results of operations through our property renovation investments, technology deployments, business process improvement initiatives and other continuous improvement initiatives;

•	the ability to take advantage of opportunities to grow our revenue;

•	the financial results of our consolidated businesses;

•	the impact of our substantial indebtedness and lease obligations and the restrictions in our debt and lease agreements;

•	access to available and reasonable financing on a timely basis, including the ability of Caesars Entertainment to refinance its indebtedness on acceptable terms;

•	the ability of our customer tracking, customer loyalty, and yield management programs to continue to increase customer loyalty and same-store or hotel sales;

•
changes in the extensive governmental regulations to which we are subject, and changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	our ability to recoup costs of capital investments through higher revenues;

•	abnormal gaming holds ("gaming hold" is the amount of money that is retained by the casino from wagers by customers);

•	the effects of competition, including locations of competitors, growth of online gaming, competition for new licenses, and operating and market competition;

•	the ability to timely and cost-effectively integrate companies that we acquire into our operations;

•	the potential difficulties in employee retention and recruitment;

•
construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions, and fines and taxation;

•
acts of war or terrorist incidents, (including the impact of the recent mass shooting in Las Vegas on tourism), severe weather conditions, uprisings or natural disasters, including losses therefrom, losses in revenues and damage to property, and the impact of severe weather conditions on our ability to attract customers to certain of our facilities;

•	the effects of environmental and structural building conditions relating to our properties;

•	a disruption, failure or breach of our network, information systems or other technology, or those of our vendors, on which we are dependent;

•	risks and costs associated with protecting the integrity and security of internal, employee and customer data;

•	access to insurance on reasonable terms for our assets;

•	and the impact, if any, of unfunded pension benefits under multiemployer pension plans

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  Caesars Entertainment disclaims any obligation to update the forward-looking statements.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this release.

CAESARS ENTERTAINMENT CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
(In millions, except per share data)	2017	2016	2017	2016
Revenues
Casino	$1,248	$544	$2,865	$2,177
Food and beverage	347	189	938	788
Rooms	328	222	1,054	923
Other revenue	198	129	626	527
Reimbursed management costs	48	—	48	—
Less: casino promotional allowances	(268)	(135)	(679)	(538)
Net revenues	1,901	949	4,852	3,877
Operating expenses
Direct
Casino	693	287	1,521	1,128
Food and beverage	160	92	446	383
Rooms	83	60	276	249
Property, general, administrative, and other	401	238	1,133	1,166
Reimbursable management costs	48	—	48	—
Depreciation and amortization	280	112	628	439
Corporate expense	73	53	204	194
Other operating costs	10	12	64	91
Total operating expenses	1,748	854	4,320	3,650
Income from operations	153	95	532	227
Interest expense	(364)	(151)	(774)	(599)
Gain on deconsolidation of subsidiaries	—	—	30	—
Restructuring and support expenses	321	(425)	(2,028)	(5,729)
Loss on extinguishment of debt	(216)	—	(232)	—
Other income/(loss)	78	—	95	(29)
Income/(loss) from continuing operations before income taxes	(28)	(481)	(2,377)	(6,130)
Income tax benefit/(provision)	2,029	(14)	1,995	(327)
Income/(loss) from continuing operations, net of income taxes	2,001	(495)	(382)	(6,457)
Discontinued operations, net of income taxes	—	29	—	3,380
Net income/(loss)	2,001	(466)	(382)	(3,077)
Net loss attributable to noncontrolling interests	—	3	7	29
Net income/(loss) attributable to Caesars	$2,001	$(463)	$(375)	$(3,048)
Earnings/(loss) per share - basic and diluted
Basic earnings/(loss) per share from continuing operations	$3.01	$(3.35)	$(1.35)	$(43.96)
Basic earnings per share from discontinued operations	—	0.20	—	23.11
Basic earnings/(loss) per share	$3.01	$(3.15)	$(1.35)	$(20.85)

Diluted earnings/(loss) per share from continuing operations	$2.48	$(3.35)	$(1.35)	$(43.96)
Diluted earnings per share from discontinued operations	—	0.20	—	23.11
Diluted earnings/(loss) per share	$2.48	$(3.15)	$(1.35)	$(20.85)

CAESARS ENTERTAINMENT CORPORATION
CONSOLIDATED CONDENSED SUMMARY BALANCE SHEETS

	As of December 31,
(In millions)	2017	2016
Assets
Current assets
Cash and cash equivalents	$2,558	$1,540
Restricted cash	116	3,113
Other current assets	785	364
Total current assets	3,459	5,017
Property and equipment, net	16,228	7,446
Goodwill	3,815	1,608
Intangible assets other than goodwill	1,609	433
Restricted cash	35	5
Deferred charges and other assets	366	414
Total assets	$25,512	$14,923
Liabilities and Stockholders’ Equity/(Deficit)
Current liabilities
Accrued restructuring and support expenses	$—	$6,601
Current portion of long-term debt	64	89
Other current liabilities	1,824	1,041
Total current liabilities	1,888	7,731
Financing obligations	9,429	—
Long-term debt	8,849	6,749
Other long-term liabilities	2,050	2,052
Total liabilities	22,216	16,532
Total Caesars stockholders’ equity/(deficit)	3,225	(1,662)
Noncontrolling interests	71	53
Total stockholders’ equity/(deficit)	3,296	(1,609)
Total liabilities and stockholders’ equity/(deficit)	$25,512	$14,923

CAESARS ENTERTAINMENT CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
(In millions)	2017	2016
Cash flows from operating activities
Net loss	$(382)	$(3,077)
Adjustments to reconcile net loss to cash flows from operating activities:
Income from discontinued operations	—	(3,380)
Non-cash change in restructuring accrual	2,065	3,667
Interest accrued on financing obligations	27	—
Deferred income taxes	(1,858)	(90)
Gain on deconsolidation of subsidiaries	(30)	—
Depreciation and amortization	628	439
Loss on extinguishment of debt	232	—
Change in fair value of derivative liability	(64)	—
Stock-based compensation expense	43	232
Amortization of deferred finance costs and debt discount/premium	26	24
Provision for doubtful accounts	8	11
Other non-cash adjustments to net loss	30	24
Net changes in:
Accounts receivable	(85)	(21)
Due to/due from affiliates, net	(53)	19
Inventories, prepayments and other current assets	64	9
Deferred charges and other	(26)	—
Accounts payable	(4)	39
Interest payable	(35)	(64)
Accrued expenses	33	77
Restructuring accruals	(2,880)	2,029
Deferred credits and other	(63)	104
Other	1	—
Cash flows provided by/(used in) operating activities	(2,323)	42
Cash flows from investing activities
Acquisitions of property and equipment, net of change in related payables	(598)	(220)
Acquisition of OpCo, net of cash and restricted cash acquired	561	—
Deconsolidation of subsidiary cash	(57)	—
Consolidation of Korea Joint Venture	19	—
Payments to acquire investments	(12)	(23)
Proceeds from the sale and maturity of investments	33	46
Return of investment from discontinued operations	—	132
Contributions to discontinued operations	—	(56)
Other	(1)	—
Cash flows used in investing activities	(55)	(121)
Cash flows from financing activities
Proceeds from long-term debt and revolving credit facilities	7,550	120
Debt issuance and extension costs and fees	(288)	—
Repayments of long-term debt and revolving credit facilities	(7,846)	(268)
Proceeds from sale-leaseback financing arrangement	1,136	—
Repurchase of CIE shares and distribution of sale proceeds	(63)	(1,126)
Financing obligation payments	(54)	—
Other	(6)	14
Cash flows provided by/(used in) financing activities	429	(1,260)

	Years Ended December 31,
(In millions)	2017	2016
Cash flows from discontinued operations
Cash flows from operating activities	—	168
Cash flows from investing activities	—	4,379
Cash flows from financing activities	—	(76)
Net cash from discontinued operations	—	4,471

Change in cash, cash equivalents, and restricted cash classified as assets held for sale	—	112

Net increase/(decrease) in cash, cash equivalents, and restricted cash	(1,949)	3,244
Cash, cash equivalents, and restricted cash, beginning of period	4,658	1,414
Cash, cash equivalents, and restricted cash, end of period	$2,709	$4,658

Supplemental Cash Flow Information
Cash paid for interest	$749	$634
Cash paid for income taxes	7	305
Non-Cash Settlement of Accrued Restructuring and Support Expenses
Issuance of convertible notes and call right	2,349	—
Issuance of CEC common stock	3,435	—
Other non-cash investing and financing activities:
Change in accrued capital expenditures	(6)	14

CAESARS ENTERTAINMENT CORPORATION
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET INCOME/(LOSS) ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION
TO PROPERTY EBITDAR AND ADJUSTED EBITDAR

Property earnings before interest, taxes, depreciation and amortization (“EBITDAR”) is presented as a measure of the Company’s performance. Property EBITDAR is defined as revenues less property operating expenses and is comprised of net income/(loss) before (i) interest expense, net of interest capitalized and interest income, (ii) income tax provision, (iii) depreciation and amortization, (iv) corporate expenses, and (v) certain items that the Company does not consider indicative of its ongoing operating performance at an operating property level. As a result of the sale of the SMG Business, we have determined that CIE stock-based compensation expense should be excluded from Property EBITDAR as management no longer considers such expense to be indicative of Caesars Entertainment’s ongoing consolidated or segment operating performance. Therefore, Property EBITDAR has been recast for prior periods to be consistent to the current year presentation.
In evaluating Property EBITDAR you should be aware that, in the future, the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The presentation of Property EBITDAR should not be construed as an inference that future results will be unaffected by unusual or unexpected items.
Property EBITDAR is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income/(loss) as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Property EBITDAR may not be comparable to similarly titled measures reported by other companies within the industry. Property EBITDAR is included because management uses Property EBITDAR to measure performance and allocate resources, and believes that Property EBITDAR provides investors with additional information consistent with that used by management.
Adjusted EBITDAR is defined as EBITDAR further adjusted to exclude certain non-cash and other items as exhibited in the following reconciliation, and is presented as a supplemental measure of the Company’s performance. Management believes that Adjusted EBITDAR provides investors with additional information and allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the Company. In addition, compensation of management is in part determined by reference to certain of such financial information. As a result, we believe this supplemental information is useful to investors who are trying to understand the results of the Company.
Because not all companies use identical calculations, the presentation of Adjusted EBITDAR may not be comparable to other similarly titled measures of other companies.
The following tables reconcile net income/(loss) attributable to the companies presented to Property EBITDAR and Adjusted EBITDAR for the periods indicated.

CAESARS ENTERTAINMENT CORPORATION
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET INCOME/(LOSS) ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION
TO PROPERTY EBITDAR AND ADJUSTED EBITDAR

	Three Months Ended December 31, 2017				Three Months Ended December 31, 2016
(In millions)	Las Vegas	Other U.S.	All Other (e)	Total CEC	Las Vegas	Other U.S.	All Other (e)	Total CEC
Net income/(loss) attributable to company	$78	$(237)	$2,160	$2,001	$122	$23	$(608)	$(463)
Net income/(loss) attributable to noncontrolling interests	—	—	—	—	—	(2)	(1)	(3)
Net (income)/loss from discontinued operations	—	—	—	—	—	—	(29)	(29)
Income tax (benefit)/provision	—	(2)	(2,027)	(2,029)	—	—	14	14
Restructuring and support expenses (a)	—	177	(498)	(321)	—	—	425	425
Loss on extinguishment of debt	—	1	215	216	—	—	—	—
Other income/(losses)	(2)	(1)	(75)	(78)	(1)	—	1	—
Interest expense	57	136	171	364	5	7	139	151
Income/(loss) from operations	133	74	(54)	153	126	28	(59)	95
Depreciation and amortization	143	119	18	280	88	24	—	112
Other operating costs (b)	7	1	2	10	3	—	9	12
Corporate expense	—	—	73	73	—	—	53	53
CIE stock-based compensation	—	—	—	—	—	—	1	1
Property EBITDAR	$283	$194	$39	$516	$217	$52	$4	$273
Corporate expense	—	—	(73)	(73)	—	—	(53)	(53)
Stock-based compensation expense (c)	2	2	12	16	1	—	9	10
Other items (d)	3	4	25	32	1	1	18	20
Adjusted EBITDAR	$288	$200	$3	$491	$219	$53	$(22)	$250

CAESARS ENTERTAINMENT CORPORATION
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET INCOME/(LOSS) ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION
TO PROPERTY EBITDAR AND ADJUSTED EBITDAR

	Year Ended December 31, 2017				Year Ended December 31, 2016
(In millions)	Las Vegas	Other U.S.	All Other (e)	Total CEC	Las Vegas	Other U.S.	All Other (e)	Total CEC
Net income/(loss) attributable to company	$481	$(105)	$(751)	$(375)	$506	$129	$(3,683)	$(3,048)
Net income/(loss) attributable to noncontrolling interests	—	(7)	—	(7)	—	4	(33)	(29)
Net (income)/loss from discontinued operations	—	—	—	—	—	—	(3,380)	(3,380)
Income tax (benefit)/provision	—	(2)	(1,993)	(1,995)	(1)	—	328	327
Gain on deconsolidation of subsidiary	—	(30)	—	(30)	—	—	—	—
Restructuring and support expenses (a)	—	177	1,851	2,028	—	—	5,729	5,729
Loss on extinguishment of debt	4	13	215	232	—	—	—	—
Other income/(losses)	(4)	(1)	(90)	(95)	—	—	29	29
Interest expense	65	153	556	774	21	30	548	599
Income/(loss) from operations	546	198	(212)	532	526	163	(462)	227
Depreciation and amortization	420	186	22	628	344	90	5	439
Impairment of tangible and other intangible assets	—	—	—	—	—	—	—	—
Other operating costs (b)	25	2	37	64	8	—	83	91
Corporate expense	—	—	204	204	—	—	194	194
CIE stock-based compensation	—	—	—	—	—	—	189	189
Property EBITDAR	$991	$386	$51	$1,428	$878	$253	$9	$1,140
Corporate expense	—	—	(204)	(204)	—	—	(194)	(194)
Stock-based compensation expense (c)	4	3	36	43	3	2	38	43
Other items (d)	5	5	80	90	—	4	77	81
Adjusted EBITDAR	$1,000	$394	$(37)	$1,357	$881	$259	$(70)	$1,070

___________________

(a)	Amounts primarily represent CEC’s estimated costs in connection with the restructuring of CEOC.

(b)
Amounts primarily represent pre-opening costs incurred in connection with property openings and expansion projects at existing properties and costs associated with the acquisition and development activities and reorganization activities.

(c)	Amounts represent stock-based compensation expense related to shares, stock options, and restricted stock units granted to the Company’s employees.

(d)
Amounts represent add-backs and deductions from EBITDA, permitted under certain indentures. Such add-backs and deductions include litigation awards and settlements, costs associated with CEOC’s restructuring and related litigation, severance and relocation costs, sign-on and retention bonuses, permit remediation costs, and business optimization expenses.

(e)	Amounts include consolidating adjustments, eliminating adjustments and other adjustments to reconcile to consolidated CEC Property EBITDAR and Adjusted EBITDAR.